HAGERTY Q4 2023 | 2 In 2024, Hagerty will celebrate our 40th year as a company. Along the way, we have enjoyed many significant milestones, but few as big as the transformation we undertook to adopt and implement a more efficient business model, one that allows us to significantly improve our profitability (necessary to reinvest back into our competitive advantages) while maintaining our high rates of growth and excellent brand reputation. This transformation began at the end of 2022 with a sober assessment of how we operate. From 2020- 2022, we grew the business 58%, a very impressive growth rate, but at the cost of our historical margins, so we decided to start from scratch and examine everything – our planning, operations, technology, etc.– all with a goal of adding sustainable profitability to our longstanding growth story. Our team aligned around our 2023 goals and executed well, allowing us to increase our 2023 outlook throughout the year and change the tide of analyst sentiment. My favorite headline was: “Cost cuts, capital raise put specialty insurer Hagerty back on solid footing.” My other favorite was, “AM Best Assigns Credit Ratings to Hagerty Reinsurance Limited.” They gave us an A-, which means “excellent” and, we think, is reflective of Hagerty Re’s strong balance sheet, strong operating performance, neutral business profile and risk management. I am proud of that rating. Most companies struggle to institute the financial discipline necessary to thrive in the public markets, but we have been doing exactly that in 2023 without sacrificing our top-line momentum. Our full year numbers attest Dear Hagerty Stockholders, Members and One Team Hagerty, S T O C K H O L D E R L E T T E R 2023: A Year of Dynamic Change

HAGERTY Q4 2023 | 3 to that fact with total revenue growth of 27% on top of last year’s 27% growth. We’ve also seen strong growth in written premiums, which are up 17%. That increase, along with adjacent revenue and profit streams from our buy-sell- finance business (Hagerty Marketplace), our popular membership organization (Hagerty Drivers Club) and our underwriting business, have resulted in a rapidly scaling business. 2024’s trajectory should look a lot like 2023, with another year of double-digit, compounding growth as we increase our share of a very large addressable market with 67 million car enthusiasts, and work toward, and eventually past, prior peak margins. We intend to keep the momentum going by improving customer experience through continuous improvements in our business processes and smart technology investments. This strategy should allow us to further expand our operating margins beyond the 960 bps improvement we delivered in 2023. What’s most satisfying to me about our transformation is the loud-and-clear message it sends to our employees, partners and the financial community: “We did what we said we would do.” To us, that’s nothing new. We have methodically built trust with our members for four decades by delivering on our promises. When we tell people they’re going to have a great time at our automotive events, we make sure that they do. When we tell them that our Valuation Tools are going to help them transact their vehicle at an appropriate price, we’ve always backed it up with rich, meaningful data. And when we tell them that they can trust our live and digital car auctions, people know it’s true because we’ve long since built a track record of trust with them. The synergy that exists between promises made and promises fulfilled fuels our growth. Our insurance customers – happy with our performance and charmed by our incredible Member Service Center experts, who know cars and talk to members the way they would like to be talked to if they were calling in about a claim - often choose to join our Club. And go to our events. And consume our top-quality automotive media content. And buy and sell cars at our auctions nationwide. And once someone buys a car, guess what: they often want to insure it with us. It’s a virtuous cycle. Our vision is to not only protect people’s pride and joy, but make it easier to buy, sell and enjoy the vehicles that are at the heart of what we do. As always, thank you for being on this long, wonderful road trip with us. Onward and upward! McKeel Hagerty CEO, Hagerty